UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 26, 2012

Generac Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34627	20-5654756
(Commission File Number)	(IRS Employer Identification No.)

S45 W29290 Hwy. 59, Waukesha, WI	53189
(Address of Principal Executive Offices)	(Zip Code)

(262) 544-4811

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Generac Holdings Inc. is filing this Current Report on Form 8-K to reflect the retrospective adoption of an amendment to the Financial Accounting Standards Board’s Accounting Standards Codification Topic 220, “Comprehensive Income” (“ASC 220”), with respect to the financial information contained in our Annual Report on Form 10-K for the year ended December 31, 2011.

As previously disclosed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, we adopted the amendment to ASC 220, which addressed the presentation of comprehensive income in financial statements. The new guidance eliminated the option to report other comprehensive income and its components in the statement of changes in stockholders’ equity. Instead, an entity is required to present either a continuous statement of net income and other comprehensive income or two separate but consecutive statements. Adoption of this new guidance resulted only in changes to presentation of our financial statements and does not change existing recognition and measurement requirements in our consolidated financial statements.

Following is a presentation of comprehensive income for each annual period in the three years ended December 31, 2011:

	Year ended December 31,
(dollars in thousands)	2011	2010	2009

Net income	$324,643	$56,913	$43,055
Other comprehensive income (loss):
Amortization of unrealized loss on interest rate swaps (net of tax effect of $0)	—	—	24,222
Net unrealized losses on derivatives (net of tax effects of $440, $0, and $0)	(683)	(4,145)	—
Pension liability adjustment (net of tax effects of $3,173, $0, and $0)	(4,922)	(1,115)	(64)
Other comprehensive income (loss)	(5,605)	(5,260)	24,158
Comprehensive income	$319,038	$51,653	$67,213

The information included in this Current Report on Form 8-K is presented for information purposes only in connection with the reporting change described above and does not amend or restate our audited consolidated financial statements, which were included in our Annual Report on Form 10-K for the year ended December 31, 2011. This Current Report on Form 8-K does not reflect events occurring after we filed our Annual Report on Form 10-K for the year ended December 31, 2011, and does not modify or update the disclosures therein in any way, other than to illustrate the adoption of the new accounting standard as described above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAC HOLDINGS INC.

/s/ York Ragen
Name: York Ragen
Date: November 26, 2012	Title: Chief Financial Officer

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